UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

March 29, 2011

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to the Second Amended and Restated Credit Agreement, dated as of November 23, 2009, among the Company, the other Borrowers named therein, the various financial institutions now or hereafter parties thereto, as Lenders, Wells Fargo Retail Finance, LLC, as Agent, Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as Co-Collateral Agents, Regions Bank, as Syndication Agent, and UBS Securities LLC and General Electric Capital Corporation, as Co-Documentation Agents (the “Credit Agreement”) filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 24, 2009.

On March 29, 2011, the Company, the other Borrowers named therein and the lenders under the Credit Agreement entered into Amendment No. 1 to the Credit Agreement (the “Amendment”). The Amendment extends the Stated Termination Date (as defined in the Credit Agreement) of the Credit Agreement from November 11, 2013 to March 29, 2016. The maximum committed borrowing capacity remains at $500 million.

The Amendment also revises certain terms and covenants contained in the Credit Agreement. As amended by the Amendment, the interest rates under the Credit Agreement will vary with usage and range from LIBOR plus 2.0% to LIBOR plus 2.5%. The Company also will now pay an unused line fee that varies from 0.375% per annum to 0.50% per annum, based on historical availability. As amended by the Amendment, there will now be no applicable financial covenants under the Credit Agreement unless the availability falls below $62.5 million. Upon that occurrence, the Company would be subject to a fixed charge coverage ratio (as defined in the Credit Agreement) of at least 1:1. The Amendment also increases the basket of other indebtedness permitted under the Credit Agreement from $400 million to $500 million and increases the advance rate for credit card receivables that are included in the borrowing capacity formula from 85% to 90%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on 8-K is incorporated herein by this reference. The Amendment, while creating no new aggregate indebtedness for the Company, extends the maturity of the Credit Agreement from November 11, 2013 to March 29, 2016.

Item 7.01.	Regulation FD Disclosure.

On March 29, 2011, the Company issued the press release, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and that is incorporated by reference into this Item, announcing the execution of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2011	SAKS INCORPORATED

	By:	/s/ Kevin G. Wills
	Name:	Kevin G. Wills
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of November 23, 2009, among the Company, the other Borrowers named therein, the various financial institutions now or hereafter parties thereto, as Lenders, Wells Fargo Retail Finance, LLC, as Agent, Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as Co-Collateral Agents, Regions Bank, as Syndication Agent, and UBS Securities LLC and General Electric Capital Corporation, as Co-Documentation Agents

99.2	Press Release issued by Saks Incorporated, dated March 29, 2011 (furnished only)